UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 3, 2026

(Date of earliest event reported)

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415) 919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2026, GT Biopharma, Inc., a Delaware corporation (the “Company”), entered into an Investigator Initiated Clinical Trial Agreement (the “Agreement”) with the Regents of the University of Minnesota (the “University”), pursuant to which, the University shall sponsor an Investigational New Drug (“IND”) application for IND 169118 GTB-5550 (the “Research Program”) and shall serve as a sponsor investigator for a phase 1a/1b clinical trial entitled, “GTB-5550, a Camelid Nanobody B7-H3 Tri-Specific Killer Engager (camB7-H3 TriKE®), in Select Advanced Solid Tumors That Failed Prior Therapy,” designed by University (the “Study”). The Research Program is being conducted for clinical research use. The budget for the Study, including without limitations, funding and resources, provides for up to approximately $3.8 million over the course of three years borne by the Company. The University and the Company will each have the right to publish the Study results. The Agreement may be terminated by the Company or the University at any time upon thirty days’ written notice to the other party, by the University immediately for health, welfare and safety reasons, or by either party if the other party materially breaches the Agreement, provided that the breaching party fails to cure such breach within thirty days.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Investigator Initiated Clinical Trial Agreement, dated as of April 3, 2026, by and between GT Biopharma, Inc. and the Regents of the University of Minnesota.

104	Cover Page Interactive Data File, formatted in Inline XBRL

* Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: April 7, 2026	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer